Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: (937) 224-5940

DPL INC. DECLARES QUARTERLY PREFERRED DIVIDENDS

DAYTON, Ohio, February 7, 2005 – (NYSE: DPL) The Board of Directors of The Dayton Power & Light Company declared quarterly dividends on The Dayton Power & Light Company preferred stocks as follows:

$0.9375 per share on the 3.75% Series A, Cumulative

$0.9375 per share on the 3.75% Series B, Cumulative

$0.975 per share on the 3.90% Series C, Cumulative

The preferred dividends are payable March 1, 2005 to holders of record on February 18, 2005.

About DPL

DPL Inc. is a diversified regional energy company.  DPL’s principal subsidiaries include The Dayton Power & Light Company (DP&L) and DPL Energy.  DP&L provides electric services to over 500,000 retail customers in West Central Ohio.  DPL Energy markets over 4,400 megawatts of generation capacity throughout the eastern United States.  DPL Inc., through its subsidiaries, ranks among the top energy companies in generation efficiency and productivity.  Further information on DPL Inc. can be found at www.dplinc.com.